Exhibit (e)(7)(xiv)

AMENDMENT NO. 13

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC – CLASS IA SHARES

AMENDMENT NO. 13 to the Amended and Restated Distribution Agreement (“Amendment No. 13”), dated as of September 29, 2009, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Removed Portfolios. Effective September 11, 2009 the following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: EQ/Ariel Appreciation II Portfolio, EQ/AXA Rosenberg Value Long/Short Equity Portfolio, EQ/Lord Abbett Mid Cap Value Portfolio and EQ/Van Kampen Real Estate Portfolio. Effective September 18, 2009 the following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: EQ/Common Stock Index II Portfolio (f/k/a EQ/Oppenheimer Main Street Opportunity Portfolio) and EQ/Small Company Index II Portfolio (f/k/a EQ/Oppenheimer Main Street Small Cap Portfolio).

2.	Name Changes. Effective September 11, 2009 the name of the EQ/Focus PLUS Portfolio is changed to EQ/Equity Growth PLUS Portfolio. Effective September 18, 2009 the names of the EQ/AXA Franklin Income Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/AXA Templeton Growth Core Portfolio and EQ/AXA Franklin Templeton Founding Strategy Core Portfolio are changed to EQ/Franklin Core Balanced Portfolio, EQ/Mutual Large Cap Equity Portfolio, EQ/Templeton Global Equity Portfolio and EQ/Franklin Templeton Allocation Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 13 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Andrew McMahon
Name:	Steven M. Joenk	Name:	Andrew McMahon
Title:	President and Chief Executive Officer	Title:	Chairman

SCHEDULE A

AMENDMENT NO. 13

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 2000 Portfolio-I, II, III

AXA Tactical Manager 400 Portfolio-I, II, III

AXA Tactical Manager 500 Portfolio-I, II, III

AXA Tactical Manager International Portfolio-I, II, III

Crossings Aggressive Allocation Portfolio

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth
Portfolio

EQ/AXA Franklin Small Cap Value Core
Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio (formerly,
EQ/Focus PLUS Portfolio)

EQ/Franklin Core Balanced Portfolio (formerly,
EQ/AXA Franklin Income Core Portfolio)

EQ/Franklin Templeton Allocation Portfolio (formerly,
EQ/AXA Franklin Templeton
Founding Strategy Core Portfolio)

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index
Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Mutual Large Cap Equity Portfolio (formerly,
EQ/AXA Mutual Shares Core Portfolio)

EQ/Oppenheimer Global Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Global Equity Portfolio (formerly,
EQ/AXA Templeton Growth Core Portfolio)

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Advantage Omega Growth Portfolio